Compuware Announces Strategic Divestiture, Sharpens Focus on Optimizing End-to-end Application Performance

Micro Focus to Acquire Compuware Quality Products; Compuware Aligns Around Business Service Delivery Approach to Help Technology Leaders Keep the Business Promise of IT

DETROIT--May 6, 2009--Compuware Corporation (NASDAQ: CPWR) today announced an important milestone in its Business Service Delivery strategy. The company has signed an agreement for Micro Focus (LSE.MCRO.L) to acquire assets from Compuware’s Quality Solutions product line, including development, sales and customer-support teams, as well as specific technologies. The $80 million transaction is expected to close this quarter and will impact about 330 employees.

“This move is another step in the Compuware 2.0 evolution announced last fiscal year,” said Bob Paul, President and Chief Operating Officer, Compuware Corporation. “It will allow Compuware to dedicate more investments and management focus to core categories where we can be best in the world. This transaction will result in more differentiated value for our customers and better bottom-line results for our shareholders and employees. Micro Focus will continue to provide the superior level of support that our Quality Solutions customers deserve.”

Going forward, Compuware will grow its leadership position by solving critical IT challenges in application performance and mainframe optimization. Simultaneously, the company will aggressively move to take market share in the IT portfolio management and healthcare collaboration markets.

“Our industry is at a strategic inflection point with the challenge of application performance,” continued Paul. “Poorly performing applications make companies less responsive, less competitive and less productive. New, disruptive technologies like Web Services, virtualization and cloud computing only increase the difficulty of getting applications to deliver value back to the business. By sharpening our focus, Compuware will provide customers with the most comprehensive, proven and scalable solutions for ensuring applications work well and deliver value, regardless of the technology or applications used.”

Micro Focus, a leading provider of enterprise application management and modernization solutions, is based in Newbury, England and has offices worldwide. Compuware and Micro Focus will collaborate to ensure that customers enjoy uninterrupted service and continue to receive the full value of both companies’ product capabilities.

“We are pleased to acquire Compuware’s Quality Solutions product line and key elements of the development, sales and customer-support teams. The quality and testing market is the next logical step in the evolution of Micro Focus and complements our existing Application Modernization and Management capabilities,” said Stephen Kelly, Chief Executive Officer, Micro Focus. “We are excited to extend our presence in this market, to meet the needs of both existing and new customers of these solutions.”

Compuware May 14 Conference Call

Compuware will report final results for its fourth quarter and fiscal year—ended March 31, 2009—after market-close on May 14, 2009. The company will also hold a conference call to discuss its results and strategic plans at 5:00 p.m. Eastern time (21:00 GMT) on May 14.

To join the conference call, interested parties from the United States should call 800-230-1059. For international access, the conference call number is +1-612-234-9959. No password is required.

A conference call replay will also be available. The United States replay number will be 800-475-6701, and the international replay number will be +1-320-365-3844. The replay passcode will be 992681. Additionally, investors can listen to the conference call via webcast by visiting the Compuware Corporation Investor Relations web site at http://www.compuware.com.

Compuware Corporation

Founded in 1973, Compuware provides software, experts and best practices to ensure applications work well and deliver business value. Our unique approach, Business Service Delivery, helps CIOs optimize end-to-end application performance for leading businesses around the world, including 46 of the top 50 Fortune 500 companies. Learn more at www.compuware.com.

Micro Focus

Micro Focus provides innovative software that allows companies to dramatically improve the business value of their enterprise applications. Micro Focus Enterprise Application Modernization and Management software enables customers’ business applications to respond rapidly to market changes and embrace modern architectures with reduced cost and risk. For additional information please visit www.microfocus.com.

###

Compuware Press Contact

Lisa Elkin, Vice President, Marketing and Communications, lisa.elkin@compuware.com, 313-227-7345

For Sales and Marketing Information

Compuware Corporation, One Campus Martius, Detroit, MI 48226, 800-521-9353, http://www.compuware.com

Certain statements in this release that are not historical facts, including those regarding the Company’s future plans, objectives and expected performance, are “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this release. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties. These risks and uncertainties are discussed in the Company’s reports filed with the Securities and Exchange Commission. Readers are cautioned to consider these factors when relying on such forward-looking information. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.